SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2003

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER ITEMS

Ralph G. Kelly, Senior Vice President and Treasurer, resigned from his position March 14, 2003 to pursue other career interests.

Eloise Schmitz, Vice President of Finance and Acquisitions, has assumed interim responsibility until a permanent replacement is named.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,

Registrant

Dated: March 18, 2003

By: /s/ Steven A. Schumm Name: Steven A. Schumm Title: Executive Vice President and Chief Administrative Officer and Interim Chief Financial Officer (Principal Financial Officer)